UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 15, 2011

CONMED HEALTHCARE MANAGEMENT, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-27554	42-1297992
(Commission File Number)	(I.R.S. Employer Identification Number)

7250 Parkway Dr. Suite 400 Hanover, MD (Address of principal executive offices)	21076 (Zip Code)

(410) 567-5520
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 1.02 of this Form 8-K is incorporated by reference herein.

Item 1.02. Termination of Material Definitive Agreement.

On November 16, 2011, Conmed Healthcare Management, Inc. (the “Company”), Ayelet Investments LLC (“Ayelet”), and Ayelet Merger Subsidiary, Inc., a wholly owned subsidiary of Ayelet (“Merger Sub”), entered into an Agreement and Release (the “Termination Agreement”) to terminate the Agreement and Plan of Merger, dated July 11, 2011, as amended, among the Company, Ayelet and Merger Sub (the “Merger Agreement”), pursuant to which Merger Sub would have been merged with and into the Company, and as a result the Company would have continued as the surviving corporation and a wholly owned subsidiary of Ayelet.

Prior to executing the Termination Agreement, Ayelet had informed the Company that Ayelet did not in good faith believe that it would be able to obtain financing on substantially the terms described in the financing commitment due to the inability of Ayelet and its potential financing sources to agree on certain post-closing covenants, including, among others, post-closing financial covenants.  Such financing was necessary for Ayelet to have the funds available to complete the proposed merger between the Company and Ayelet.

As a result of the termination of the Merger Agreement, and in accordance with its terms, Ayelet has agreed to promptly pay the Company a termination fee of approximately $2.3 million. In addition, under the terms of the Termination Agreement, the parties also acknowledged that all related equity and debt financing commitments, and voting agreements will be terminated.

The foregoing description of the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Termination Agreement, which is attached as Exhibit 10.1 this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On November 15, 2011, the Company held a special meeting of stockholders in connection with the proposed transaction with Ayelet and Merger Sub.  The items listed below were submitted to a vote of the stockholders present, in person or by proxy, and entitled to vote at the special meeting.  Final voting results are as follows:

Item	For	Against	Abstain	Broker Non-Votes
1. To adopt the Agreement and Plan of Merger, dated as of July 11, 2011, as amended, among the Company, Ayelet and Merger Sub, and approve the merger of the Company and Merger Sub and the Company’s continuation as a Delaware corporation and a wholly-owned subsidiary of Ayelet.	10,887,506	11,065	6,508	0

2. To approve on a nonbinding basis the ‘golden parachute’ compensation that may be payable to the Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation Table found in the accompanying proxy statement. Company’s named executive officers in connection with the merger as reported on the Golden Parachute Compensation Table found in the accompanying proxy statement	10,500,658	346,848	57,573	0

3. To approve any adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies	10,875,565	23,371	6,143	0

Item 8.01. Other Information.

On November 16, 2011, the Company issued a press release announcing that it had entered into the Termination Agreement.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 8.01 and the attached Exhibit 99.1 is furnished to, but shall not be deemed “filed” with, the Securities and Exchange Commission for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such a filing.

Forward Looking Statements

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “potentially,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management, and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.  These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation: potential adverse reactions or changes to business relationships resulting from the announcement and termination of the proposed transaction with Ayelet; unexpected costs or expenses resulting from the proposed transaction with Ayelet and the termination thereof; litigation or adverse judgments relating to the proposed transaction with Ayelet and the termination thereof; the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third-party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; investigation and auditing of our contracts by government agencies; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influences of certain stockholders; increases in healthcare costs; insurance; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement and Release, dated November 16, 2011, by and among the Company, Ayelet and Merger Sub.
99.1	Press release dated November 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONMED HEALTHCARE MANAGEMENT, INC.

Date: November 16, 2011	By:	/s/ Thomas W. Fry
		Name:	Thomas W. Fry
		Title:	Senior Vice President, Chief Financial Officer and Secretary